                                      EXHIBIT 11
                   STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                                  QUARTER ENDED
                                                                         -------------------------------
                                                                          AUGUST 30,         AUGUST 31,
                                                                             1997               1996
                                                                         ------------     ---------------
PRIMARY:

    Net income (loss) before extraordinary gain. . . . . . . . . . .     $   299,468       $  (9,536,721)

    Extraordinary gain . . . . . . . . . . . . . . . . . . . . . . .           8,121                 ---
                                                                         ------------      --------------

    Net income (loss). . . . . . . . . . . . . . . . . . . . . . . .     $   307,589       $  (9,536,721)
                                                                         ------------      --------------
                                                                         ------------      --------------

    Weighted average common shares outstanding . . . . . . . . . . .       4,462,501           3,793,312

    Common stock equivalents: (stock options and warrants) . . . . .         355,432                 ---
                                                                         ------------      --------------

    Weighted average number of common shares
    and common share equivalents outstanding . . . . . . . . . . . .       4,817,933           3,793,312
                                                                         ------------      --------------
                                                                         ------------      --------------

EARNINGS PER SHARE:

    Net income (loss) before extraordinary gain. . . . . . . . . . .     $      0.06       $       (2.51)

    Extraordinary gain . . . . . . . . . . . . . . . . . . . . . . .             ---                 ---
                                                                         ------------      --------------

    Net income (loss). . . . . . . . . . . . . . . . . . . . . . . .     $      0.06       $       (2.51)
                                                                         ------------      --------------
                                                                         ------------      --------------


The Company's common stock has traded on the NASDAQ National Stock Market under the symbol "BFCI" since March 31, 1992. Prior to that date there was no public market for the Company's common stock.


Note:   The calculation of fully diluted earnings per share results in the same earnings per share shown above.

                                      EXHIBIT 11
                   STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                                               TWO QUARTERS ENDED
                                                                         --------------------------------
                                                                         AUGUST 30,          AUGUST 31,
                                                                            1997                1996
                                                                         ------------      --------------
PRIMARY:

    Net income (loss) before extraordinary gain. . . . . . . . . . .     $ 1,155,015       $  (9,755,074)

    Extraordinary gain . . . . . . . . . . . . . . . . . . . . . . .         112,841                 ---
                                                                         ------------      --------------

    Net income (loss). . . . . . . . . . . . . . . . . . . . . . . .     $ 1,267,856       $  (9,755,074)
                                                                         ------------      --------------
                                                                         ------------      --------------

    Weighted average common shares outstanding . . . . . . . . . . .       4,447,545           3,793,312

    Common stock equivalents: (stock options and warrants) . . . . .         349,771                 ---
                                                                         ------------      --------------

    Weighted average number of common shares
    and common share equivalents outstanding . . . . . . . . . . . .       4,797,316           3,793,312
                                                                         ------------      --------------
                                                                         ------------      --------------

EARNINGS PER SHARE:

    Net income (loss) before extraordinary gain. . . . . . . . . . .     $      0.24       $       (2.57)

    Extraordinary gain . . . . . . . . . . . . . . . . . . . . . . .            0.02                 ---
                                                                         ------------      --------------

    Net income (loss). . . . . . . . . . . . . . . . . . . . . . . .     $      0.26       $       (2.57)
                                                                         ------------      --------------
                                                                         ------------      --------------


The Company's common stock has traded on the NASDAQ National Stock Market under the symbol "BFCI" since March 31, 1992. Prior to that date there was no public market for the Company's common stock.


Note:   The calculation of fully diluted earnings per share results in the same earnings per share shown above.



                                          18